Exhibit 10.10

GUARANTY

THIS GUARANTY (this “Guaranty”) is dated as of May 3, 2017, and is given by INLAND RESIDENTIAL PROPERTIES TRUST, INC., a Maryland corporation (“Guarantor”) in favor of PARKWAY BANK AND TRUST COMPANY, an Illinois banking corporation (“Bank”), with respect to certain indebtedness and liabilities of IRESI VERNON HILLS COMMONS, L.L.C., a Delaware limited liability company (“Borrower”), as set forth below.

RECITALS:

A.           Bank has agreed to make a loan to Borrower (the “Loan”) in the principal amount of Thirteen Million Eight Hundred Thousand and 00/100 Dollars ($13,800,000.00), which Loan is secured by, among other things, that certain Mortgage, Security Agreement, Assignment of Rents and Fixture Filing of even date herewith, encumbering the property commonly known as 1255 Town Center Road, Vernon Hills, Illinois and legally described therein (the “Property”).

B.           Guarantor has a financial interest in the Borrower and has determined that it is in its own best interest to execute and deliver this Guaranty to Bank.

AGREEMENTS:

NOW THEREFORE, for good and valuable consideration, the value of which is hereby acknowledged, the undersigned agree as follows:

1.            Definitions. Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to them in the Loan Agreement (as such term is hereinafter defined). As used herein, the following terms have the following meanings unless otherwise defined:

(a)          “Guaranteed Obligations” means those obligations of Guarantor set forth in Section 2 hereof.

(b)          “Indebtedness” means the Loan and all indebtedness of Borrower evidenced by the Note, and whether such indebtedness is from time to time extended, modified, revised or reduced and thereafter increased or entirely extinguished and thereafter reincurred together with all accrued unpaid interest thereon and all costs and expenses incurred in connection therewith.

(c)          “Loan Agreement” means that certain Loan Agreement of even date herewith by and between the Borrower and Bank.

(d)          “Note” shall mean that certain Secured Promissory Note of even date herewith, in the original principal amount of $13,800,000.00 given by Borrower in favor of Bank, as may be renewed, modified, extended, amended and restated and/or replaced from time to time.

2.            Guaranteed Obligations. In consideration of any extension of credit whether heretofore or hereafter made by Bank to Borrower, any forbearance of demand or suit, or agreement for such forbearance with respect to any Indebtedness or otherwise, or cancellation of any existing guaranty, or any other valuable consideration, Guarantor hereby guarantees the full and prompt payment to Bank when due, whether by acceleration or otherwise, of: (i) all real estate taxes on the Property which accrue or become due during the term of the Loan, plus (ii) all Costs and Expenses (as defined in Section 15 hereof), plus (iii) any and all losses, damages, costs or expenses of Bank, which arise in consequence of any of the following:

(a)       Borrower’s failure to insure the Property in compliance with the provisions of the Loan Documents;

(b)       nonpayment of taxes and assessments, for the Property and any penalty or late charge associated with nonpayment thereof;

(c)       application of any rents or other income regardless of type or source of payment or other considerations in lieu thereof (including, but not limited to, common area maintenance charges, lease termination payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Property that Borrower has received or will receive after an Event of Default under the Loan Documents other than to (A) payment of principal, interest and other charges when due under the Loan Documents or (B) payment of expenses for the operation, maintenance, taxes, assessments, utility charges and insurance of the Property, including payment of ordinary course management fees in arrears, and including sufficient reserves for the same or replacements or renewals thereof (“Operation Expense(s)”) provided that (x) Borrower has furnished Bank with evidence reasonably satisfactory to Bank of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense;

(d)       application of any security deposits of tenants not in accordance with the terms of the Leases, together with any interest on such security deposits required by law or the Leases, and any security deposits which are not turned over to Bank upon conveyance of the Premises to Bank pursuant to foreclosure or power of sale or by a deed acceptable to Bank in form and content;

(e)       misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, security deposits, prepaid rents or other similar sums paid to or held by Borrower or any other entity or person in connection with the operation of the Property;

(f)       failure to pay for labor and materials provided for or to the Property;

(g)       removal or disposal of any property which is part of the Property or is otherwise property of Borrower following an Event of Default;

(h)       transfer of the Property or any direct or indirect interest in the Premises (except for those Permitted Transfers described in Section 6.19 of the Loan Agreement) or entering into subordinate financing in violation of the Loan Documents;

(i)       failure of Borrower to be and remain a Limited-Asset Entity or comply with any of the Limited-Asset Entity covenants in the Loan Documents;

(j)       the occurrence of any Event of Default arising under Section 4.1(B) or 4.1(C) of the Loan Agreement;

(k)       application of any insurance or condemnation proceeds or other similar funds or payments by Borrower in a manner other than as expressly provided in the Loan Documents; and

(l)       any fraud or willful misrepresentation by or on behalf of Borrower or any guarantor regarding the Property, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower or any guarantor, if any, in connection with the Loan.

3.            Nature of Guaranty: Continuing, Absolute and Unconditional. This Guaranty is, and is intended to be, a continuing guaranty of the Guaranteed Obligations and is independent of, and in addition to, any other guaranty, endorsement, collateral or agreement held by Bank therefor or with respect thereto whether or not furnished by Guarantor. This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by Guarantor to be the final, complete and exclusive expression of the agreement between Guarantor and Bank. Guarantor waives any claim or other right which Guarantor may now have or hereafter acquire against Borrower or any other obligor primarily or secondarily obligated with respect to any of the indebtedness that arises from the existence or performance of the obligations of Guarantor under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of Bank against Borrower or any property securing any of the Indebtedness, which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity or under contract, statute or common law. The provisions of this sentence are for the express benefit of Borrower and each other obligor primarily or secondarily obligated with respect to any of the Indebtedness as well as Bank and may be enforced independently by Borrower and each such other obligor.

4.            Payment Upon Event of Default. If any Event of Default (as defined in the Note) shall occur in the payment of any Indebtedness, Guarantor hereby agrees to pay any and all Guaranteed Obligations: (a) without deduction by reason of any set-off, defense or counterclaim of Borrower; (b) without requiring protest or notice of non-payment or notice of such default to Guarantor, to Borrower or to any other person; (c) without demand for payment or proof of such demand; (d) without requiring Bank to resort first to Borrower (this being a guaranty of payment and not of collection) or to any other guaranty or any collateral which Bank may hold; (e) without requiring notice of acceptance hereof or assent hereto by Bank; and (f) without requiring notice that any Indebtedness has been incurred or of the reliance by Bank upon this Guaranty, all of which Guarantor hereby waives.

5.            Certain Rights and Obligations.

(a)          Guarantor authorizes Bank, without notice, demand or any reservation of rights against Guarantor and without affecting Guarantor’s obligations hereunder, from time to time: (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Indebtedness or any part thereof in accordance with the Loan Agreement and the Loan Documents (as defined therein); (ii) to accept from any person or entity and hold collateral for the payment of the Indebtedness or any part thereof, and to exchange, enforce or refrain from enforcing, or release such collateral or any part thereof; (iii) to accept and hold any endorsement or guaranty of payment of the Indebtedness or any part thereof, and to discharge, release or substitute any such obligation of any such endorser or guarantor, or any person or entity who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof, or any other person or entity in any way obligated to pay the Indebtedness or any part thereof or performance of Borrower’s obligations, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such endorser, guarantor, person or entity; (iv) to dispose of any and all collateral securing the Indebtedness in any manner permitted by applicable law as Bank, in its sole discretion, may deem appropriate, and to direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Indebtedness or any part thereof as Bank, in its sole discretion may determine; and (v) to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness (whether principal, interest, costs and expenses, or otherwise).

(b)          Guarantor’s obligations hereunder shall not be affected by any of the following, all of which Guarantor hereby waives: (i) any failure to perfect or continue the perfection of any security interest in or other lien on any collateral securing payment of any Indebtedness or Guarantor’s obligation hereunder; (ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of, any such security interest or other lien; (iii) any failure to protect, preserve or insure any such collateral; (iv) failure of Guarantor to receive notice of any intended disposition of such collateral; (v) any defense arising by reason of the cessation from any cause whatsoever of the liability of Borrower, including, without limitation, any failure, negligence or omission by Bank in enforcing its claims against Borrower; (vi) any release, settlement or compromise of any obligation of Borrower; or (vii) the invalidity or unenforceability of any of the Indebtedness caused by any of Borrower’s acts or omissions.

6.            Release of Guarantor. Bank shall have the right to discharge or release Guarantor from any obligation, in whole or in part, without in any way releasing, impairing or affecting its rights against any other guarantor of the Guaranteed Obligations. The failure of any guarantor of the Guaranteed Obligations to sign this Guaranty or any other guaranty shall not release or affect the obligations or liability of any other guarantor.

7.            Delay. No course of dealing among Borrower or Guarantor and Bank and no act, delay or omission by Bank in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Bank may remedy any default by Borrower under any agreement with Borrower or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Borrower. All rights and remedies of Bank hereunder are cumulative.

8.            Waiver of Defenses. This Guaranty is absolute and unconditional and shall not be affected by any act or thing whatsoever, except as herein provided. Accordingly, Guarantor unconditionally and irrevocably waives all defenses, except payment in full, which, under principles of guaranty or suretyship law, may otherwise operate to impair or diminish the liability of Guarantor hereunder.

9.            Modification. No modification or amendment of any provision of this Guaranty shall be effective unless in writing and subscribed by a duly authorized officer of Bank and by Guarantor, which writing shall make specific reference hereto.

10.         Successors and Assigns. Borrower, Guarantor and Bank as used in this Guaranty shall include: (a) any successor, individual or individuals, association, trust partnership, limited liability company or corporation to which all or a substantial part of the business or assets of Borrower or Guarantor or Bank (as the case may be) shall have been transferred; (b) in the case of a corporate or limited liability company Borrower or Guarantor, any other corporation or limited liability company into or with which Borrower or Guarantor shall have been merged, consolidated, reorganized, or absorbed; and (c) the heirs, executors, administrators, successors or assigns of Borrower, Guarantor or Bank, respectively.

11.         Termination. This Guaranty shall remain in full force and effect as to Guarantor until all Indebtedness outstanding, or contracted or committed for (whether or not outstanding) shall be finally and irrevocably paid in full. Discontinuance of this Guaranty as to Guarantor shall not operate as a discontinuance hereof as to any other guarantor of the Guaranteed Obligations. If after receipt of any payment of all or any part of the Indebtedness, Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any reason, this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Bank’s rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable. Notwithstanding anything to the contrary in this Guaranty, this Guaranty shall terminate and be null and void upon Borrower’s exercise of the Extension Option set forth in Section 2(b) of the Note.

12.         Bankruptcy. Guarantor’s obligation is to pay the Indebtedness in full in accordance with the terms hereof and Guarantor acknowledges that this Guaranty shall continue in full force and effect notwithstanding the filing by or against Borrower of a request or a petition for liquidation, reorganization, adjustment of debts, arrangement or similar relief under any bankruptcy, insolvency or similar laws of the United States or any state or territory thereof. Guarantor shall not, and shall not cause Borrower to, seek any relief or order from any bankruptcy or other court of any jurisdiction the effect of which is to enjoin, postpone, delay or otherwise prevent or hinder the enforcement of Bank’s rights under this Guaranty.

13.         Interest in the Indebtedness. The rights and benefits of Bank hereunder shall, if Bank so directs, inure to any party acquiring any interest in the Indebtedness or any part thereof. If any right of Bank hereunder is construed to be a power of attorney, such power of attorney shall not be affected by the subsequent disability or incompetence of Borrower.

14.         Costs and Expenses. Guarantor agrees to pay on demand all costs and expenses of every kind incurred by Bank: (a) in enforcing this Guaranty; (b) in collecting any Indebtedness from Guarantor; and (c) for any other purpose related to this Guaranty. “Costs and Expenses” as used in this Guaranty shall include, without limitation, the actual reasonable attorneys’ fees incurred by Bank in retaining counsel for advice, enforcement, suit, defense, appeal, and/or any insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

15.         Captions. Captions of the paragraphs of this Guaranty are solely for the convenience of Bank and Guarantors, and are not an aid in the interpretation of this Guaranty.

16.         Unenforceability. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

17.         Applicable Law; Venue. This Guaranty and the transactions evidenced thereby is governed by and is to be construed under the laws of the State of Illinois, where all funds secured hereby will be advanced. All payments pursuant hereto shall be in lawful money of the United States. The parties agree that any action or proceeding arising out of or relating to this Guaranty shall be commenced: (a) in any court of competent jurisdiction in the State of Illinois; or (b) in the District Court of the United States in the Northern District of Illinois and each party agrees that a summons and complaint commencing an action or proceeding in any such Court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to the undersigned at its address set forth below or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of Illinois. The execution and delivery of this Guaranty shall be deemed the transaction of business within the State of Illinois (where all funds secured hereby will be advanced) for purposes of conferring jurisdiction upon the courts located within such State.

18.         Additional Waivers. Guarantor expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Bank on this Guaranty, any and every right it may have to (i) injunctive relief; (ii) a trial by jury; (iii) interpose any counterclaim therein; and (iv) have the same consolidated with any other or separate suit, action or proceeding.

19.         Notices. Each notice, consent, request, report or other communication hereunder (each, a “Notice”) that any party hereto may desire or be required to give to the other shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) personal delivery; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received 1 business day following delivery to such nationally recognized overnight air courier. All Notices shall be addressed as follows:

To Bank:                      Parkway Bank and Trust Company

4800 North Harlem Avenue

Harwood Heights, Illinois 60706

Attn: Gregory T. Bear, Executive Vice President

with a copy to:             Latimer LeVay Fyock LLC

55 W. Monroe St., Ste. 1100

Chicago, Illinois 60603

Attn: Sheryl A. Fyock, Esq.

If to Guarantor:            Inland Residential Properties Trust, Inc.

2901 Butterfield Rd.

Oak Brook, Illinois 60523

Attn: President

with a copy to:                 The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: General Counsel

or to such other place as any party may by written notice to the other parties hereafter designate as a place for service of Notice. Guarantor shall not be permitted to designate more than one place for service of Notice concurrently.

20.         Financial Information. Promptly when available, and in any event within one hundred eighty (180) days after the end of each fiscal year, Guarantor shall provide to Bank financial statements, prepared in accordance with the Approved Accounting Method (as defined in the Loan Agreement), including, without limitation, a balance sheet, income and expense statements, prepared and audited by an accountant or accountants acceptable to Bank in the exercise of reasonable discretion, and accompanied by an unqualified audit opinion. Notwithstanding anything to the contrary set forth herein, provided the Guarantor’s Form 10-K is timely filed with the Securities and Exchange Commission, the requirement set forth in this Section 20 shall be deemed satisfied.

21.         Joint and Several Obligations. To the extent from time to time that more than one party may guaranty some or all of the Guaranteed Obligations, such obligation and the obligations of Guarantor hereunder shall be joint and several. It is agreed that Guarantor’s liability hereunder is joint and several and is independent of any other guaranties at any time in effect with respect to all or any part of the Indebtedness and that Guarantor’s liability hereunder may be enforced regardless of the existence of any such other guaranties.

22.         Dissolution of Guarantor. In the event of dissolution of Guarantor, Bank shall have the right to accelerate the Indebtedness unless replaced by a guarantor acceptable to Bank, in its sole discretion, within sixty (60) days.

23.         Time is of the Essence. Time is of the essence of this Guaranty as to the performance of Guarantor and Borrower.

24.         Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.,

a Maryland corporation

By:            /s/ David Z. Lichterman

Name:      David Z. Lichterman

Its:            Chief Accounting Officer, Treasurer and Vice President

State of Illinois           }

DuPage County            }

I, Susan Metlzer, a Notary Public in and for said County in said State, hereby certify that David Z. Lichterman, whose name as Chief Accounting Officer, Treasurer and Vice President of Inland Residential Properties Trust, Inc., a Maryland corporation, is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this 25th day of April, 2017.

/s/ Susan Metzler

Notary Public

My Commission Expires:

5/5/19

10